Exhibit 99.1

Investor Release

Investor Contact: Brett Pollack

Email: Brett.Pollack@qlik.com

Phone: 646-561-0906

Media Contact: Maria Scurry

Email: Maria.Scurry@qlik.com

Phone: 617-658-5317

Qlik Announces Second Quarter Financial Results

Total revenue of $131.6 million increases 22% compared to the second quarter of 2013

License revenue of $66.9 million increases 11% compared to the second quarter of 2013

RADNOR, Pennsylvania – July 24, 2014 - Qlik (NASDAQ: QLIK), a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics, today announced financial results for the second quarter ended June 30, 2014.

Lars Björk, Chief Executive Officer of Qlik, stated, “In the second quarter we delivered revenue and bottom-line results that exceeded our expectations. In addition, today we introduced our next-generation data visualization application, Qlik® Sense Desktop, which is the first commercially available release from the QlikView.Next project, and we announced that we expect the server edition of Qlik Sense to be available in September. The launch of Qlik Sense, combined with the continued strong demand for QlikView demonstrated by our results this quarter, will enable us to capture the significant market opportunity that we see in self-service visualization and Data Discovery.”

Financial Highlights for the Second Quarter Ended June 30, 2014

•	Total revenue for the second quarter of 2014 was $131.6 million, an increase of 22% from $108.0 million for the second quarter of 2013. License revenue for the second quarter of 2014 was $66.9 million, an increase of 11% from $60.5 million for the second quarter of 2013. Foreign currency exchange rate fluctuations from the prior year period positively impacted total revenue by approximately 2%.

•	GAAP loss from operations for the second quarter of 2014 was ($7.0) million, compared to a GAAP loss from operations of ($9.1) million for the second quarter of 2013. GAAP net loss was ($10.2) million for the second quarter of 2014, or ($0.11) per diluted common share, compared to a GAAP net loss of ($8.0) million, or ($0.09) per diluted common share, for the second quarter of 2013.

•	Non-GAAP income from operations was $2.6 million for the second quarter of 2014, compared to a non-GAAP loss from operations of ($1.7) million for the second quarter of 2013. Non-GAAP net income was $1.8 million for the second quarter of 2014, or $0.02 per diluted common share, compared to a non-GAAP net loss of ($1.5) million, or ($0.02) per diluted common share, for the second quarter of 2013.

•	Cash and cash equivalents as of June 30, 2014 were $255.0 million compared to $227.7 million at December 31, 2013. Net cash provided by operating activities was $23.5 million for the six months ended June 30, 2014, as compared to $23.8 million for the six months ended June 30, 2013.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three and six months ended June 30, 2014 and 2013. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operating Highlights

•	For the second quarter of 2014, on a constant currency basis, total revenue in the Americas increased 24% over the prior year period, total revenue from Europe increased 16% over the prior year period, and total revenue from Rest of World increased 24% over the prior year period.

•	Added new customers during the second quarter of 2014 including 3P Learning Pty Ltd, Arkema Inc., Community Health Network, David Lloyd Leisure, Harris Farm Markets, Hindustan Zinc, IKEA Japan K.K., Kuoni Destination Management, Saint-Gobain Corporation, Snapdeal, Southern Illinois Healthcare, and ZF Friedrichshafen AG.

•	Expanded numerous customer engagements globally through our land and expand strategy including Amerigas Partners LP, Bidvest 3663, BSkyB Ltd, Bunzl Plc, Dallas Independent School District, EDF Energy, Hartford Healthcare Corp, Kansas State University Foundation, London City Airport, Ministry of Health (Oman), Moen Incorporated, National Institutes of Health, Ocean State Jobbers Inc., Schindler Liften B.V., Schiphol, Steward Healthcare System, Swedbank, Tata Communications, Tata Technologies, Telenor Norge AS, Tesco Mobile, ThedaCare, Volkswagen India, XEROX (UK) LTD, and Victaulic Europe.

•	Completed 109 deals with license and first year maintenance over $100,000 in the second quarter of 2014, including 25 deals over $250,000, compared to 104 deals over $100,000 including 27 deals over $250,000 in the prior year period.

•	Continued success with our land and expand strategy with 65% of license and first year maintenance billings generated from existing customers in the second quarter of 2014, compared to 60% in the prior year period.

•	Generated 52% of license and first year maintenance billings from our indirect partner channel and 48% from our direct channel in the second quarter of 2014, compared to 57% from our indirect partner channel and 43% from our direct channel in the prior year period.

Business Outlook

Based on information available as of July 24, 2014, Qlik is issuing guidance for the third quarter and full year 2014 as follows:

in millions, except for per share data	Guidance Range Q3 2014
	Low End	High End
Total revenue	$122.0	$126.0

Non-GAAP income (loss) from operations[1]	$(2.0)	$1.0
Non-GAAP income (loss) per diluted common share[2]	$(0.02)	$0.01

	Guidance Range Full Year 2014
	Low End	High End
Total revenue	$545.0	$555.0

Non-GAAP income from operations[1]	$30.0	$35.0
Non-GAAP income per diluted common share[3]	$0.23	$0.27

[1]	Expectations of non-GAAP income (loss) from operations exclude stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets.
[2]	Assumes an estimated long-term effective tax rate of 30%, basic weighted average shares outstanding of approximately 90 million, and diluted weighted average shares outstanding of approximately 91 million.
[3]	Assumes an estimated long-term effective tax rate of 30% and diluted weighted average shares outstanding of approximately 91 million.

Qlik’s expectations of total revenue, non-GAAP income (loss) from operations and non-GAAP income (loss) per diluted common share for the third quarter and full year 2014 assume that foreign currency exchange rates for the third quarter and full year 2014 will approximate current exchange rates.

Qlik currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking, and actual results may differ materially.

Conference Call and Webcast Information

Qlik will host a conference call on Thursday, July 24, 2014 at 5:00 p.m. Eastern Time (ET) to discuss the company’s second quarter financial results and its business outlook. To access this call, dial (877) 312-5507 (domestic) or (253) 237-1134 (international). The conference ID is 68469019. The presentation will be webcast live and available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/. Following the conference call, a replay will be available until July 27, 2014 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay pass code is 68469019. An archived webcast of this conference call will also be available under the “Events & Presentations” section on Qlik’s investor relations website at http://investor.qlik.com/.

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Qlik uses measures of non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per basic and diluted common share and constant currency. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the headings “Reconciliation of Non-GAAP Measures to GAAP” and “Reconciliation of Non-GAAP Revenue to GAAP Revenue.” Qlik believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing Qlik’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing Qlik’s financial results with other companies in Qlik’s industry, many of which present similar non-GAAP financial measures to investors. In addition, Qlik believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its internal budgeting and operational decision making.

For the three and six months ended June 30, 2014 and 2013, non-GAAP income (loss) from operations is determined by taking GAAP income (loss) from operations and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets. Non-GAAP net income (loss) is determined by taking GAAP income (loss) before (provision) benefit for income taxes and adding back stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and the result is tax affected at an estimated long-term effective tax rate of 30%. Qlik believes that the effective tax rate used in the non-GAAP net income (loss) and related per diluted common share calculations are reasonable estimates of the long-term normalized effective tax rate under its global structure. Qlik believes these adjustments provide useful information to both management and investors due to the following factors:

•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of Qlik’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Qlik’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of Qlik’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on Qlik’s stock price and other factors that are beyond Qlik’s control and do not correlate to the operation of its business.

•	Amortization of intangible assets. A portion of the purchase price of Qlik’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, Qlik does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, management believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

To determine the revenue growth rates on a constant currency basis for the three and six months ended June 30, 2014, revenue from entities reporting in foreign currencies was translated into U.S. dollars using the comparable prior year period’s foreign currency exchange rates.

This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense, employer payroll taxes on stock transactions, and amortization of intangible assets and assuming an estimated long-term effective tax rate of 30%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments. In addition, these forward-looking non-GAAP financial measures assume that foreign currency exchange rates for the third quarter and full year 2014 will approximate current foreign currency exchange rates.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in Qlik’s consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Qlik presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.

About Qlik

Qlik (NASDAQ: QLIK) is a leader in data discovery delivering intuitive solutions for self-service data visualization and guided analytics. Approximately 33,000 customers rely on Qlik solutions to gain meaning out of information from varied sources, exploring the hidden relationships within data that lead to insights that ignite good ideas. Headquartered in Radnor, Pennsylvania, Qlik has offices around the world with more than 1,700 partners covering more than 100 countries.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, the guidance provided under the heading “Business Outlook” above, statements regarding the value and effectiveness of Qlik’s products, the introduction of product enhancements or additional products and Qlik’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Qlik’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “focus,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “will,” “might,” “momentum,” “can,” “could,” “seek,” and similar words. Qlik intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in Qlik’s business; Qlik’s ability to attract new customers and retain existing customers; Qlik’s ability to effectively sell, service and support its products; Qlik’s ability to adapt to changing licensing and go to market business models; Qlik’s ability to manage its international operations; Qlik’s ability to compete effectively; Qlik’s ability to develop and introduce new products and add-ons or enhancements to existing products; Qlik’s ability to continue to promote and maintain its brand in a cost-effective manner; Qlik’s ability to manage growth; Qlik’s ability to attract and retain key personnel; currency fluctuations that affect Qlik’s revenues and costs; Qlik’s ability to successfully integrate acquisitions into its business; the scope and validity of intellectual property rights applicable to Qlik’s products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which Qlik operates; and other risks more fully described in Qlik’s publicly available filings with the Securities and Exchange Commission.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Qlik’s views as of the date of this press release. Any statements regarding Qlik’s products are intended to outline its general product direction and should not be relied on in making a purchase decision, as the development, release, and timing of any features and functionality remains at Qlik’s sole discretion. Qlik anticipates that subsequent events and developments will cause its views to change. Qlik undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Qlik’s views as of any date subsequent to the date of this press release.

© 2014 QlikTech International AB. All rights reserved. Qlik®, QlikView®, QlikTech®, and the QlikTech logos are trademarks of QlikTech International AB which have been registered in multiple countries. Other marks and logos mentioned herein are trademarks or registered trademarks of their respective owners.

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Qlik Technologies Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue:
License revenue	$66,942	$60,501	$120,825	$113,153
Maintenance revenue	50,889	38,420	96,734	74,136
Professional services revenue	13,787	9,086	25,171	17,266

Total revenue	131,618	108,007	242,730	204,555

Cost of revenue:
License revenue	1,785	1,523	3,291	3,170
Maintenance revenue	2,768	2,546	5,825	5,418
Professional services revenue	14,256	10,525	27,732	20,362

Total cost of revenue	18,809	14,594	36,848	28,950

Gross profit	112,809	93,413	205,882	175,605

Operating expenses:
Sales and marketing	75,691	64,447	148,454	125,427
Research and development	17,588	16,070	34,634	31,550
General and administrative	26,531	21,988	53,292	44,481

Total operating expenses	119,810	102,505	236,380	201,458

Loss from operations	(7,001)	(9,092)	(30,498)	(25,853)

Other expense, net:
Interest income, net	40	35	75	67
Foreign exchange loss, net	(51)	(504)	(414)	(1,987)

Total other expense, net	(11)	(469)	(339)	(1,920)

Loss before benefit (provision) for income taxes	(7,012)	(9,561)	(30,837)	(27,773)

Benefit (provision) for income taxes	(3,194)	1,512	(5,249)	6,518

Net loss	$(10,206)	$(8,049)	$(36,086)	$(21,255)

Net loss per common share
Basic and diluted	$(0.11)	$(0.09)	$(0.40)	$(0.24)

Weighted average number of common shares outstanding
Basic and diluted	89,753,523	87,280,678	89,480,446	86,900,901

Stock-based compensation expense for the three and six months ended June 30, 2014 and 2013 is included in the Unaudited Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Cost of revenue	$639	$690	$1,195	$1,298
Sales and marketing	4,199	3,270	8,306	6,235
Research and development	1,023	835	1,834	1,575
General and administrative	2,817	1,797	5,181	3,473

	$8,678	$6,592	$16,516	$12,581

Qlik Technologies Inc.

Reconciliation of non-GAAP Measures to GAAP

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of non-GAAP income (loss) from operations:

GAAP loss from operations	$(7,001)	$(9,092)	$(30,498)	$(25,853)
Stock-based compensation expense	8,678	6,592	16,516	12,581
Employer payroll taxes on stock transactions	191	261	554	469
Amortization of intangible assets	739	584	1,548	934

Non-GAAP income (loss) from operations	$2,607	$(1,655)	$(11,880)	$(11,869)

Non-GAAP income (loss) from operations as a percentage of total revenue	2.0%	-1.5%	-4.9%	-5.8%
GAAP loss from operations as a percentage of total revenue	-5.3%	-8.4%	-12.6%	-12.6%

Reconciliation of non-GAAP net income (loss):

GAAP net loss	$(10,206)	$(8,049)	$(36,086)	$(21,255)
Stock-based compensation expense	8,678	6,592	16,516	12,581
Employer payroll taxes on stock transactions	191	261	554	469
Amortization of intangible assets	739	584	1,548	934
Income tax adjustment*	2,415	(874)	8,915	(2,381)

Non-GAAP net income (loss)	$1,817	$(1,486)	$(8,553)	$(9,652)

Non-GAAP net income (loss) per common share - basic	$0.02	$(0.02)	$(0.10)	$(0.11)

Non-GAAP net income (loss) per common share - diluted	$0.02	$(0.02)	$(0.10)	$(0.11)

GAAP net loss per common share - basic and diluted	$(0.11)	$(0.09)	$(0.40)	$(0.24)

Non-GAAP weighted average number of common shares outstanding - basic	89,753,523	87,280,678	89,480,446	86,900,901

Non-GAAP weighted average number of common shares outstanding - diluted	90,923,413	87,280,678	89,480,446	86,900,901

GAAP Weighted average number of common shares outstanding - basic and diluted	89,753,523	87,280,678	89,480,446	86,900,901

*	Income tax adjustment is used to adjust the GAAP benefit (provision) for income taxes to a non-GAAP benefit (provision) for income taxes by taking GAAP income (loss) before (provision) benefit for income taxes and adding back (1) stock-based compensation expense, (2) employer payroll taxes on stock transactions, and (3) amortization of intangible assets and applying an estimated long-term effective tax rate of 30%.

Qlik Technologies Inc.

Reconciliation of non-GAAP Revenue to GAAP Revenue

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Total revenue, as reported	$131,618	$108,007	22%	$242,730	$204,555	19%
Estimated impact of foreign currency fluctuations			-2%			-2%

Total revenue constant currency growth rate			20%			17%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
License revenue, as reported	$66,942	$60,501	11%	$120,825	$113,153	7%
Estimated impact of foreign currency fluctuations			-2%			-2%

License revenue constant currency growth rate			9%			5%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Maintenance revenue, as reported	$50,889	$38,420	32%	$96,734	$74,136	30%
Estimated impact of foreign currency fluctuations			-2%			-1%

Maintenance revenue constant currency growth rate			30%			29%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Professional Services revenue, as reported	$13,787	$9,086	52%	$25,171	$17,266	46%
Estimated impact of foreign currency fluctuations			-4%			-3%

Professional services revenue constant currency growth rate			48%			43%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Americas revenue, as reported	$46,632	$37,858	23%	$83,484	$71,230	17%
Estimated impact of foreign currency fluctuations			1%			1%

Americas revenue constant currency growth rate			24%			18%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Europe revenue, as reported	$70,356	$57,990	21%	$133,129	$111,666	19%
Estimated impact of foreign currency fluctuations			-5%			-5%

Europe revenue constant currency growth rate			16%			14%

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% change	2014	2013	% change
	(unaudited)			(unaudited)
Constant currency reconciliation:
Rest of World revenue, as reported	$14,630	$12,159	20%	$26,117	$21,659	21%
Estimated impact of foreign currency fluctuations			4%			5%

Rest of World revenue constant currency growth rate			24%			26%

Qlik Technologies Inc.

Consolidated Balance Sheets

(in thousands)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$255,035	$227,693
Accounts receivable, net	126,087	162,009
Prepaid expenses and other current assets	15,438	16,296
Deferred income taxes	1,886	1,886

Total current assets	398,446	407,884

Property and equipment, net	26,769	21,500
Intangible assets, net	10,753	12,695
Goodwill	21,139	21,233
Deferred income taxes	2,401	2,107
Deposits and other noncurrent assets	3,098	2,503

Total assets	$462,606	$467,922

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$255	$2,634
Accounts payable	4,684	5,262
Deferred revenue	109,444	98,684
Accrued payroll and other related costs	42,232	46,780
Accrued expenses	27,650	29,495
Deferred income taxes	544	544

Total current liabilities	184,809	183,399

Long-term liabilities:
Deferred revenue	3,674	3,637
Deferred income taxes	894	894
Other long-term liabilities	8,036	7,822

Total liabilities	197,413	195,752

Commitments and contingencies

Stockholders’ equity:
Common stock	9	9
Additional paid-in-capital	294,513	265,711
Retained earnings (accumulated deficit)	(33,049)	3,037
Accumulated other comprehensive income	3,720	3,413

Total stockholders’ equity	265,193	272,170

Total liabilities and stockholders’ equity	$462,606	$467,922

Qlik Technologies Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2014	2013

Cash flows from operating activities
Net loss	$(36,086)	$(21,255)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,136	3,684
Stock-based compensation expense	16,516	12,581
Excess tax benefit from stock-based compensation	(4,171)	(6,471)
Other non cash items	1,630	5,945
Changes in assets and liabilities
Accounts receivable	35,193	46,496
Prepaid expenses and other assets	(131)	1,859
Income taxes	(2,379)	(23,310)
Deferred revenues	10,937	4,281
Accounts payable and other liabilities	(3,177)	36

Net cash provided by operating activities	23,468	23,846

Cash flows from investing activities
Acquisitions, net of cash acquired	—	(4,371)
Capital expenditures	(7,865)	(4,516)

Net cash used in investing activities	(7,865)	(8,887)

Cash flows from financing activities
Proceeds from exercise of common stock options	8,115	9,952
Excess tax benefit from stock-based compensation	4,171	6,471
Payments on contingent consideration	—	(219)
Payments on line of credit	—	(1)

Net cash provided by financing activities	12,286	16,203
Effect of exchange rate on cash and cash equivalents	(547)	(3,416)

Net increase in cash and cash equivalents	27,342	27,746
Cash and cash equivalents, beginning of period	227,693	195,803

Cash and cash equivalents, end of period	$255,035	$223,549

Supplemental cash flow information:
Cash paid during the period for income taxes	$3,997	$7,905

Non-cash investing activities:
Tenant improvement allowance received under operating lease	$1,048	$—